EXHIBIT 23.1

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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (file No. 333-04709) and in this Registration Statement on Form S-8 of our report dated May 22, 1997, except for Notes 1, 6 and 13, which are as of June 30, 1997, relating to the consolidated financial statements of Safety Components International, Inc. and subsidiaries which appear on page F-2 of Safety Components International, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1997.


/s/ Price Waterhouse LLP
------------------------
    PRICE WATERHOUSE LLP

Costa Mesa, California
October 21, 1997

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (file No. 333-04709) and in this Registration Statement on Form S-8 of our report dated May 22, 1997, relating to the financial statements of Valentec International Corporation, excluding Valentec International, Ltd., for the year ended March 31, 1997, which appear in Safety Components International, Inc.'s Current Report on Form 8-K as originally filed on June 6, 1997 and amended on August 5, 1997.


/s/ Price Waterhouse LLP
------------------------
    PRICE WATERHOUSE LLP

Costa Mesa, California
October 21, 1997